UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 1.01 Entry Into Material Agreement

Greens Worldwide Incorporated (Company) entered into an Employment Agreement with William Conwell with Mr. Conwell becoming the Chief Operating Officer of Company.  Mr. Conwell brings extensive experience in building sales, marketing, and support organizations and has a proven track record aiding and assisting companies with a view towards exponential growth, including IBM, AT&T, XL/Datacomp, and Data Systems International. Conwell received a B.S. in Mathematics/Computer Science from St. Joseph’s College in Rensselaer, Ind., and has lived throughout the United States during his business career. He currently resides in Charlotte, NC.

EXHIBITS

10.1

Employment Agreement

Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006

Greens Worldwide Incorporated

By:  /s/ R. Thomas Kidd

R. Thomas Kidd

President & CEO

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